Exodus Movement, Inc. August 2025 Treasury Update and Monthly Metrics

Company exploring potential quarterly Bitcoin dividend to shareholders; Treasury contains 2,116 BTC

OMAHA, Neb., September 08, 2025 -- Exodus Movement, Inc. (NYSE American: EXOD) ("Exodus" or “the company”), a leading self-custodial cryptocurrency platform, today announced an update to selected digital asset holdings of Exodus’ corporate treasury, as well as updated user and exchange provider processed volume metrics, as of August 31, 2025:

Selected Digital Asset Holdings (Unaudited)

Bitcoin (BTC): 2,116 BTC as of August 31, 2025 compared to 2,087 as of July 31, 2025

Ethereum (ETH): 2,756 ETH as of August 31, 2025 compared to 2,742 as of July 31, 2025

Solana (SOL): 43,738 SOL as of August 31, 2025 compared to 34,578 as of July 31, 2025

Users
Monthly Active Users (MAUs): 1.6 million as of August 31, 2025, of which approximately 11,000 are Passkeys wallets. That figure compares with the 1.7 million MAUs as of July 31, 2025, of which approximately 20,000 were Passkeys wallets.

Swap Volume
Exodus’ exchange provider processed volume was $572 million for the month of August 2025, of which $149 million (26%) originated from the company’s XO Swap partners. This volume compares with $632 million exchange provider processed volume in July 2025, of which $149 million (24%) originated from XO Swap partners.

Exodus CFO James Gernetzke remarked: “Among publicly traded companies with large bitcoin holdings, Exodus is rare in that we run our operations with Bitcoin. These operations have again resulted in Exodus increasing our Bitcoin treasury in August. This operational strength, along with Exodus making history as the first publicly traded U.S. company with a common stock token recorded on a blockchain, allow us to explore the possibility of distributing a portion of the company’s earned Bitcoin each quarter as a dividend to shareholders.”

About Exodus

Exodus is a financial technology leader empowering individuals and businesses with secure, user-friendly crypto software solutions. Since 2015, Exodus has made digital assets accessible to everyone through its multi-asset crypto wallets prioritizing design and ease of use.

With self-custodial wallets, Exodus puts customers in full control of their funds, enabling them to swap, buy, and sell crypto. Its business solutions include Passkeys Wallet and XO Swap, industry-leading tools for embedded crypto wallets and swap aggregation.

Exodus is committed to driving the future of accessible and secure finance. Learn more at exodus.com or follow us on X at x.com/exodus.

Investor Contact

investors@exodus.com

Media Contact

Diana Bost/Ryan Dicovitsky, Dukas Linden Public Relations

exodus@dlpr.com

Disclosure Information

Exodus uses the following as means of disclosing material nonpublic information and for complying with disclosure obligations under Regulation FD: websites exodus.com/investors and exodus.com; press releases; public videos, calls, and webcasts; and social media: X (@exodus and JP Richardson's feed @jprichardson), Facebook, LinkedIn, and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements are based on our beliefs and assumptions and on information currently available to us as of the date hereof. In some cases, you can identify forward-looking statements by the following words: “will,” “expect,” “would,” “should,” “intend,” “believe,” “expect,” “likely,” “believes,” “views”, “estimates”, or other comparable terminology.

Forward-looking statements in this document include, but are not limited to, management statements regarding management’s confidence in our products, services, business trajectory and plans, expectations regarding demand for our products, volatility and trading volumes of digital asset markets, and a potential future quarterly Bitcoin dividend. Such forward-looking statements involve a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Such factors include those set forth in “Item 1. Business” and “Item 1A. Risk Factors” of Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025, as well as in our other reports filed with the SEC from time to time. Any potential future quarterly Bitcoin dividend is subject to approval by the Board of Directors of Exodus.

All forward-looking statements are expressly qualified in their entirety by such cautionary statements. Readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.